MINERAL OPTION AMENDING AGREEMENT

THIS AGREEMENT is dated as of the 31st day of December, 2001

BETWEEN:

GERRY DIAKOW,

of 1537 - 54th Street, Tsawwassen, British Columbia

(the "Optionor")

OF THE FIRST PART

AND:

CASCADIA CAPITAL CORPORATION,

of Suite 880, 50 West Liberty Street, Reno,

Nevada, 89501 USA

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor and the Optionee are parties to an option agreement dated October 21, 2000 (the "Option Agreement");

B. The Optionor and the Optionee wish to amend certain terms of the exercise of the option.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt and sufficiency of which is acknowledged) the parties mutually covenant and agree as follows:

1. AMENDMENT OF OPTION AGREEMENT

1.1 Paragraph 4(b)(iii) of the Option Agreement is amended to read as follows:

"(iii) incurring Exploration Expenditures of $50,000 on the Property as follows:

(A) $3,000 on or before December 31, 2001;

(B) a further $17,000 on or before September 1, 2002; and

(C) a further $30,000 on or before June 1, 2003.

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the expenditures specified. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the expenditures to be made in succeeding periods."

1.2 Other than as amended by this Mineral Option Amending Agreement, all provisions, terms and conditions of the Option Agreement remain in full force and effect.

2. MISCELLANEOUS

2.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the following addresses:

The Optionor:
Gerry Diakow
1537 - 54th Street
Tsawwassen, British Columbia

The Optionee:
Cascadia Capital Corp.
Suite 880, Bank of America Plaza
50 West Liberty Street
Reno, Nevada 89501

Facsimile No. (604)688-4933

Any notice so given shall:

(a) if delivered, be deemed to have been given at the time of delivery;

(b) if mailed by registered mail, be deemed to have been given on the fourth business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

(c) if sent by telegraph, telex, telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent.

Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

2.2 Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

2.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

2.4 Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

2.5 No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Optionee's right to interest at the rate and times provided in this Agreement on any money owing to the Optionee under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

2.6 Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.7 Legal Fees. Notwithstanding anything in the Option Agreement to the contrary, each party shall be responsible for the payment of its own legal fees.

2.8 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective successors and assigns, as the case may be.

2.9 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada and the parties hereto agree to submit to the jurisdiction of the courts of the State of Nevada with respect to any legal proceedings arising herefrom.

2.10 Time. Time is of the essence of this Agreement.

2.11 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and do not define, limit, enlarge or alter the meanings of any paragraph or clause herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Cascadia Capital Corp.

Per: /s/ Keith Ebert
Keith Ebert, President and Director

/s/ Gerry Diakow
Gerry Diakow